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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-61732 and No. 333-88146) and on Form S-8 (No. 333-38020 and No. 333-34746) of Grant Prideco, Inc. of our report dated July 25, 2002 relating to the financial statements of the Drill Bits Business of Schlumberger Limited, which appears in this Form 8-K/A of Grant Prideco, Inc. dated January 21, 2003.

PricewaterhouseCoopers LLP

Houston, Texas
January 21, 2003